EXHIBIT 5.1

OPINION OF MOURANT OZANNES LP

AS TO LEGALITY OF SECURITIES BEING ISSUED

22 Grenville Street

St Helier

Jersey JE4 8PX

Channel Islands

T +44 1534 676 000
F +44 1534 676 333

The Directors

Caledonia Mining Corporation Plc

3rd Floor

Weighbridge House

Weighbridge

St Helier

Jersey JE2 3NF

May 9, 2018

Our ref:	8034939/72160545/3

Dear Sirs

Caledonia Mining Corporation Plc (the Company)

Registration of securities under the US Securities Act of 1933, as amended (the Securities Act)

We have acted as the Company's Jersey legal advisers in connection with the possible public offering of any one or more of the following types of securities by the Company from time to time: (i) common shares in the Company (the Common Shares); (ii) preference shares in the Company (the Preference Shares and together with the Common Shares, the Equity Securities); (iii) warrants or other rights to purchase Equity Securities (Warrants); and (iv) units comprised of Equity Securities and/or Warrants in any combination (the Units and, together with the Equity Securities and Warrants, the Securities), in each case pursuant to the Registration Statement.

The Company has asked us to provide this opinion in connection with the registration of the Securities under the Securities Act.

1.	Documents examined

(a)	For the purposes of this opinion, we have examined and relied upon the following documents:

(i)	a registration statement on Form F-3 dated May 9, 2018 (the Registration Statement) relating to the registration of the Securities under the Securities Act;

(ii)	the Company's certificate of continuance and memorandum and articles of association (the Constitutional Documents); and

(iii)	the Company's consent to issue shares dated January 1, 2017 issued to the Company by the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958 and the Company's business licence issued to it under the Control of Housing and Work (Jersey) Law 2012 (together, the Consents).

(b)	In this opinion, non-assessable means, in relation to any Security, that the purchase price for which the Company agreed to issue that Security has been paid in full to the Company, so that no further sum is payable to the Company by any holder of that Security in respect of the purchase price of that Security.

2.	Assumptions

For the purposes of giving this opinion we have assumed:

(a)	the authenticity, accuracy, completeness and conformity to original documents of all copy documents and certificates of officers or the secretary of the Company examined by us;

(b)	that prior to the issuance of any of the Securities, the terms of their creation, constitution and issuance (as applicable) will be documented in one of more contracts (and/or the Constitutional Documents) (each a Relevant Contract) and:

(i)	each Relevant Contract will be and will remain legal, valid, binding and enforceable as a matter of all applicable laws, and the terms of each such Relevant Contact will be complied with in full; and

(ii)	no Relevant Contract, nor the performance by any party of its obligations thereunder, will: (A) violate any applicable law, regulation, listing rules or other regulatory requirements or similar applicable to the Company; (B) result in a default under, or breach of, any other agreement or instrument binding upon that party (including, in the case of the Company, the Constitutional Documents); (C) result in a default under, or breach of, any approvals, authorisations, consents, licences or registrations issued to that party by any court or governmental agency (including the Consents); or (D) breach any resolutions passed by the Company;

(c)	that in approving the Company's entry into each Relevant Contract and the transactions contemplated thereby or by the Registration Statement, the directors of the Company will be acting in the best interests of, and for a proper purpose of, the Company;

(d)	that the Company will not be carrying on unauthorised financial service business (as defined in the Financial Services (Jersey) Law 1998) and that at the time of the offer for, and issuance of, any of the Securities, the Company will have obtained or made all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding on it), including under the Control of

(e)	Borrowing (Jersey) Order 1958, the Companies (General Provisions) (Jersey) Order 2002 and the Control of Housing and Work (Jersey) Law 2012, and the Company will have complied in full with the provisions of those statutes and any agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications obtained or made by the Company (including the Consents);

(f)	that the Company has not been and is not insolvent or unable to pay its debts as they fall due and will not become insolvent or unable to pay its debts as they fall due or bankrupt (as defined in Article 8 of the Interpretation (Jersey) Law 1954) as a result of its entry into any Relevant Contract or any transaction contemplated by any Relevant Contract or the Registration Statement;

(g)	that the Company will remain incorporated, and in good standing, under Jersey law, and no steps have been or will be taken, or resolutions passed, to wind up or dissolve the Company or declare it bankrupt;

(h)	that no action will be taken by any person to block or otherwise prevent the issue of any Securities;

(i)	that there is no provision of any law (other than Jersey law) that would affect anything in this opinion; and

(j)	that no event occurs after the date hereof which would affect the opinions herein stated.

3.	Opinion

As a matter of Jersey law, and based on, and subject to, the foregoing and the qualifications mentioned below, assuming:

(a)	the Company and the directors of the Company take all necessary corporate and other action (including, if required, obtaining shareholder approval to any amendments to the Constitutional Documents) to permit, authorize and approve: (A) the creation and issue of any Securities; (B) the issue and circulation of the Registration Statement and any prospectus supplement in respect of the offering of the relevant Securities; (C) the terms of the offering of such Securities; and (D) the terms of each Relevant Contract (the Authorizing Resolutions);

(b)	each party to each Relevant Contract in respect of such Securities enters into, and performs its obligations under, each such Relevant Contract;

(c)	an appropriate prospectus supplement in respect of the offering of the relevant Securities is circulated and filed by the Company in compliance with: (A) the Securities Act and the applicable rules and regulations thereunder; and (B) Jersey law (including the Companies (Jersey) Law 1991 and the Companies (General Provisions) (Jersey) Order 2002, and the applicable rules and regulations thereunder);

(d)	the Company receives in full the consideration due to it for the Securities in accordance with the terms of each Relevant Contract and the terms of the Authorizing Resolutions; and

(e)	in the case of: (A) Equity Securities, the issue of such Equity Securities is recorded in the Company's register of members in compliance with the provisions of the Companies (Jersey) Law 1991, the Constitutional Documents and any Relevant Contract in respect of such Securities; and (B) other Securities that are registerable, the issue of such Securities is recorded in the relevant register or otherwise in accordance with the terms of any Relevant Contract in respect of such Securities, we are of the opinion that such Securities will, once issued, be validly authorized, validly issued, fully paid and non-assessable.

4.	Jersey law

This opinion is limited to matters of, and is interpreted in accordance with, Jersey law as at the date of this opinion. We express no opinion with respect to the laws of any other jurisdiction. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may come to our attention, or any changes in law which may occur, after the date of this opinion.

5.	Consent

(a)	This opinion is addressed to the Company in connection with the registration of the Securities pursuant to the Securities Act.

(b)	We consent to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement and to reference to us being made in the paragraph of the Registration Statement headed "LEGAL MATTERS". In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

/s/ Mourant Ozannes

______________________________

Mourant Ozannes